77Q1(e)(10)


Subadvisory Agreement between American Century Investment Management, Inc. and Sirios Capital Management, L.P., effective as of June 11, 2015 (filed electronically as Exhibit d15 to Post-Effective Amendment No. 73 to the Registration Statement of the Registrant on July 29, 2015,
File No. 33-64872, and incorporated herein by reference.)